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                                  EXHIBIT (21)


Tecumseh Products Company Report on
Form 10-K for the period ended
December 31, 1995

Subsidiaries of the Company

     The following is a list of subsidiaries of the Company as of December 31, 1995 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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
                                                                       State or Country
     Name                                                               of Organization
     ----                                                               ---------------
     MP Pumps, Inc.                                                          Michigan
     Ottawa Machine & Tool Co.                                               Michigan
     Sociedade Intercontinental de Compressores
        Hermeticos -- SICOM Ltda.                                            Brazil
          Tec Kold International Company, Ltd.                               Lichteinstein
     Tecumseh Products Company of Canada, Ltd.                               Canada
     Tecumseh Products Company, Engine & Transmission
        Group, Dunlap Operations, Inc.                                       Tennessee
     Douglas Products, Inc.                                                  Georgia
     Tecumseh France S.A.                                                    France
          L'Unite Hermetique S.A.                                            France
               Societe Des Moteurs Electriques
                  de Normandie S.A.                                          France
          Tecumseh Services EURL                                             France
     Tecumseh Products Company, International
        Division, Inc. (FSC)                                                 Virgin Islands
     Tecumseh Europa, S.p.A.                                                 Italy
          Society T.I.G.E.R.                                                 France
          Tecumseh Deutschland GmbH                                          Germany
          Tecumseh U.K. Limited                                              United Kingdom
     Little Giant Pump Co.                                                   Oklahoma
     Trenton Division, Inc.                                                  Tennessee
     Vitrus, Inc.                                                            Rhode Island
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